Exhibit 10.3

9586 I-25 Frontage Road, Suite 200 Longmont, Colorado 80504 USA	T: 303.774.3200 F: 303.678.9275 www.appliedfilms.com

«Date»

«Name of Director»
«Address»
«City», «State» «Zip»

        Re:     Applied Films Corporation — Nonqualified Stock Option

        The Board of Directors (the “Board”) of Applied Films Corporation (the “Company”), or the committee (the “Administrator”) designated by the Board for the purpose of administering the Applied Films Corporation Long-Term Incentive Plan dated as of October 22, 2003, as amended (the “Plan”), hereby grants to you, as Grantee, a stock option (the “Option”), pursuant to the Plan. A copy of the Plan is available on requests from the Company. Each capitalized term used in this Agreement, which is not defined herein, has the meaning indicated for such term in the Plan.

        1.        Stock Option. The Option entitles you (or other person as permitted under Section 3 of this Agreement) to purchase up to «ShareNumberWritten» («ShareNumber») shares of the Company’s Common Stock, no par value (the “Option Shares”), subject to the terms and conditions of the Plan and this Agreement, at an option price per share of «OptionPrice» (the “Option Price”), as a voluntary benefit in respect of which no legal claim exists in the future. The Option is intended to be a nonqualified stock option.

        2.        Additional Terms. The Option is also subject to the following provisions:

        (a)        Exercisability. The Option may be exercised and Option Shares may be purchased at any time and from time to time after the first anniversary of the date of execution of this Agreement, subject to the terms of the Plan. The Option Price for the respective Option Shares shall be paid in full at the time of exercise. Payment in full or in part may be made in cash, by check or in the form of Common Stock owned by you (and for which you have good title free and clear of any liens and encumbrances and, with respect to any shares of Common Stock acquired upon the exercise of any stock option from the Company, has been held by you for a period of at least six (6) consecutive months), or by reduction in the number of shares issuable upon which exercise, based in each case on the Fair Market Value of the Common Stock on the last trading day preceding payment, as determined by the Administrator. The Option Shares acquired under this Agreement are hereinafter referred to as the “Exercise Shares.”

        (b)        Vesting Schedule. One Hundred percent (100%) of the shares subject to this Option shall vest and be exercisable on the first anniversary of this Agreement, provided Grantee continues to serve as a director of the Company. Notwithstanding the foregoing vesting schedule, the Option shall be fully vested and exercisable with respect to all of the Option Shares upon the death or permanent disability of the Grantee or the Administrator’s determination that a successor entity or its parent or subsidiary has refused to assume or substitute an equivalent option in the event of a Change in Control of the Company.

        (c)        Procedure for Exercise. Subject to the terms and conditions of this Agreement, the Option may be exercised with respect to vested Option Shares at any time and from time to time after the first anniversary of the date of execution of this Agreement and prior to its termination by delivering written notice to the Chief Financial Officer of the Company at its corporate headquarters at the address above, specifying the number of shares to be purchased and including payment of the respective Option Price multiplied by the number of Option Shares purchased.

        3.        Transferability of Option. Except for transfers to Permitted Transferees which comply with Section 6.4(e) of the Plan, this Option shall not be transferable by Grantee other than by will or the laws of descent and distribution and may be exercised during the lifetime of Grantee only by Grantee. Except as provided above, this Option shall not be transferred, assigned, pledged, or hypothecated in any way, shall not be assignable by operation of law, and shall not be subject to execution, levy, attachment, or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of this Option contrary to the terms hereof, and any execution, levy, attachment or similar process upon the Option, shall be null and void and without effect.

        4.        Transferability of Exercise Shares. No Exercise Shares may be transferred except in full compliance with applicable federal and state securities laws.

        5.        Conformity with Plan. The Option is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan, which is incorporated herein by reference. Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. By executing and returning the enclosed copy of this Agreement, Grantee acknowledges receipt of the Plan and agrees to be bound by all of the terms of the Plan.

        6.        Service as a Director. In consideration for the granting of this Option, Grantee agrees to continue to serve as a director of the Company for the lesser of twelve (12) months from the date hereof, or for the remainder of his current term as a director if he is not reelected. Grantee acknowledges that nothing in this Agreement or in the Plan imposes upon the Company, its Board of Directors, or its stockholders any obligation to retain or elect Grantee as a director for any period.

        7.        Adjustment. The Administrator shall make appropriate and proportionate adjustments to the terms of the Option to reflect any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other change in the capitalization of the Company which the Administrator determines to be similar, in its substantive effect upon the Plan or the Option, to any of the changes expressly indicated in this sentence, as provided in Section 13.1 of the Plan. In the event of any such adjustments, any and all new, substituted or additional securities or other property to which Grantee is entitled by reason of the Option shall be immediately subject to the Option and be included in the word “Option Shares” for all purposes of the Option with the same force and effect as the Option Shares presently subject to the Option. After each such event, the number of Option Shares and/or the respective Option Price shall be appropriately adjusted.

        8.        Expiration. Subject to the terms of the Plan, the Option shall expire at 5:00 p.m., United States eastern time, on the tenth anniversary of the date hereof.

        9.        Tax Withholding. The exercise of this Option may be subject to the satisfaction of withholding tax or other withholding liabilities, if any, under applicable law in connection with such exercise or the delivery or purchase of Exercise Shares. The exercise of this Option shall not be effective unless applicable withholding, if required, shall have been effected or obtained in a manner acceptable to the Administrator in accordance with the Plan.

        10.        Postponement of Delivery of Shares and Representations. The Company, in its discretion, may postpone the issuance and/or delivery of Option Shares upon any exercise of this Option until completion of any stock exchange listing, or registration, or other qualification of such shares under any applicable law, rule or regulation as the Company may consider appropriate, and may require any person exercising this Option to make such representations and furnish such information as it may consider appropriate. In such event, no Option Shares shall be issued to such holder unless and until the Company is satisfied with the accuracy of any such representations.

        11.        Rights as Stockholder. Grantee shall have no rights as a stockholder with respect to any Option Shares until Grantee becomes the holder of record of such shares.

        12.        Further Actions. The parties agree to execute such further instruments and to take such further actions as may reasonably be required to carry out the intent of this Agreement.

        13.        Notice. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to the other party hereto at the address set forth in this Agreement or at such other address as the receiving party may designate by 10 days advance written notice to the sending party. Grantees who are employed by a Company business unit or Subsidiary located outside the United States will be considered to have met the advance notice requirement by depositing such written notice in the legal postal system of their home country or an established international package delivery service, registered or certified with postage/shipping fees prepaid, in time to meet the 10 day advance notice requirement.

        14.        Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon Grantee’s heirs, executors, administrators, successors and permitted assigns and inure to the benefit of Grantee’s heirs, executors, administrators, successors and permitted assigns.

        15.        Governing Law; Jurisdiction; Venue. This Agreement and all documents contemplated hereby, and all remedies in connection therewith and all questions or transactions relating thereto, shall be governed, construed, interpreted and enforced in accordance with the domestic laws of the state of Colorado, USA, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Colorado or any other jurisdiction) that would cause the application of the laws of any other jurisdiction. All claims arising from or in connection with any aspect of the Plan or this Agreement are subject to the jurisdiction of the laws of the State of Colorado, USA, and shall be adjudicated in the proper applicable state or federal court located in Colorado, USA. The parties specifically consent and submit to the jurisdiction and venue of such state or federal court.

        16.        Entire Agreement. This Agreement constitutes the entire understanding between the Grantee and the Company with respect to the Option Shares, and supersedes all other agreements, whether written or oral, with respect thereto.

* * *

        Please execute the extra copy of this Agreement in the space below and return it to the Secretary of the Company to confirm your understanding and acceptance of the agreements contained in this letter.

Very truly yours, APPLIED FILMS CORPORATION By: —————————————— Its ——————————————

        The undersigned hereby acknowledges having read this Agreement and the Plan and hereby agrees to be bound by all provisions set forth herein and in the Plan.

GRANTEE: —————————————— (Signature) —————————————— (Please print name) —————————————— —————————————— —————————————— (Address)

Record of Exercise
Date	Number of Shares	Price Per Share	Shares Subject to Option After Exercise